===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               IMAX CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Imax Corporation
2525 Speakman Drive
Mississauga, Ontario  L5K 1B1

LOGO
--------------------------------------------------------------------------------

notice of annual and special meeting of shareholders

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of shareholders of Imax Corporation (the "Corporation") will be held at the Famous Players IMAX(R) Theatre at Paramount Festival Hall, 259 Richmond Street, West, Toronto, Ontario, on Monday, June 7, 1999 at 10:30 a.m., for the purposes of:

     (1) receiving the consolidated financial statements for the year ended December 31, 1998, together with the auditors' report thereon;

     (2)  electing directors;

     (3) appointing auditors and authorizing the directors to fix the auditors' remuneration;

     (4)  approving certain changes to the Corporation's Stock Option Plan;

     (5)  ratifying the grant of certain options;

     (6) approving proposed amendments to the Articles of Amalgamation and By-law of the Corporation; and

     (7) transacting such other business as may properly be brought before the Meeting or any adjournments thereof.



                                By Order of the Board,

                                /s/ G. MARY RUBY

                                G. MARY RUBY
                                Vice President,
                                Legal Affairs and Corporate Secretary

Mississauga, Ontario
May 5, 1999

Shareholders who are unable to be present at the Meeting are requested to complete and return the enclosed form of proxy in the envelope provided for that purpose. Proxies must be deposited with Montreal Trust Company of Canada (the "Transfer Agent"), 8th Floor, 151 Front Street West, Toronto, Ontario, M5J 2N1 (the "Transfer Agent's Office") or at the corporate office of the Corporation noted above on or before 4:30 p.m., (Eastern Daylight Saving Time), on June 4, 1999.

Imax Corporation
LOGO

--------------------------------------------------------------------------------
MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
May 5, 1999

solicitation of proxies by management

This management proxy circular and proxy statement is furnished in connection with the solicitation by the management of Imax Corporation (the "Corporation") of proxies to be used at the Annual and Special Meeting (the "Meeting") of shareholders of the Corporation to be held on Monday, June 7, 1999 at the Famous Players IMAX(R) Theatre at Paramount Festival Hall, 259 Richmond Street, West, Toronto, Ontario, at 10:30 a.m., and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual and Special Meeting. While management intends to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by directors or officers of the Corporation. The cost of solicitation will be borne by the Corporation.

appointment, delivery and revocation of proxies

The persons named in the accompanying form of proxy are directors and officers of the Corporation. A shareholder has the right to appoint a person, who need not be a shareholder of the Corporation, other than the persons designated as proxyholders in the accompanying form of proxy, to attend and act on behalf of the shareholder at the Meeting. To exercise this right, a shareholder may either insert such other person's name in the blank space provided in the accompanying form of proxy, or complete another appropriate form of proxy.

To be valid, a proxy must be dated and signed by the shareholder or his attorney authorized in writing. The proxy, to be acted upon, must be deposited with the Corporation, c/o its agent, Montreal Trust Company of Canada, 8th Floor, 151 Front Street West, Toronto, Ontario, M5J 2N1 by 4:30 p.m., Toronto time, on Friday, June 4, 1999, or 4:30 p.m. on the last business day prior to the date of any adjournment of the Meeting, or with the chairman of the Meeting on the day of the Meeting or any adjournment of the Meeting prior to the commencement of the Meeting or the adjournment, as the case may be.

A shareholder who has given a proxy may revoke it by depositing an instrument in writing (including another proxy) executed by the shareholder or by the shareholder's attorney authorized in writing at the registered office of the Corporation at any time up to and including 4:30 p.m., Toronto time, on the last business day prior to the day of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or at any adjournment thereof at any time before it is exercised on any particular matter or in any other manner permitted by law including attending the Meeting in person.

voting by proxy

On any ballot that may be called for regarding the election of directors or the appointment of auditors, the common shares ("common shares") represented by the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions of the shareholder indicated thereon by marking an "X" in the boxes provided for the purpose on the form of proxy. In the absence of such instructions with regard to the election of directors or the appointment of auditors, the shares will be voted for the election of the persons nominated for election as directors and for the appointment of auditors, in each case, as referred to in this management proxy circular and proxy statement.

 Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

The person appointed as proxy has discretionary authority and may vote the shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this management proxy circular and proxy statement, management of the Corporation is not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such other business in accordance with their judgement.

voting shares and principal holders

The Board of Directors has fixed April 30, 1999 as the record date for the Meeting. Accordingly, each holder of common shares of record on that date is entitled to one vote for each common share shown as registered in the shareholder's name on the list of shareholders prepared as of April 30, 1999. In the event of any transfer of common shares by any such shareholder after such date, the transferee is entitled to vote those shares if he or she produces properly endorsed share certificates or otherwise establishes that he or she owns the shares, and requests Montreal Trust Company of Canada at its office noted above to include the transferee's name in the shareholders' list not later than ten days before the Meeting.

As of April 30, 1999, the Corporation had 29,802,888 common shares issued and outstanding, each carrying the right to one vote at all meetings of the shareholders of the Corporation.

To the knowledge of the directors and officers of the Corporation, the only persons who beneficially own or exercise control or direction over shares carrying more than 10% of the votes attached to all the shares of the Corporation entitled to be voted at the meeting are as follows:


                                                                                                            Percentage of
                                                                                      Number of Common       Outstanding
Name of Shareholder                                                                         Shares          Common Shares
-------------------                                                                   ----------------      -------------
Wasserstein Perella Group:                                                               10,177,384(1)             34.4
  Wasserstein Perella Partners, L.P.
  Wasserstein Perella Offshore Partners, L.P.
  WPPN, Inc.
  Michael J Biondi as Voting Trustee
  (collectively, the Wasserstein Perella Group is referred to in this Circular as "Wasserstein Perella" or "WP")
Oppenheimer Group:                                                                       3,375,000 (2)             11.4
  Oppenheimer Funds, Inc.
  Oppenheimer Convertible Securities Fund

Capital Research Group:                                                                  4,694,810 (3)             15.8
  Capital Research and Management Company
  Small Cap World Fund Inc.
  Capital Guardian Trust Company
  Capital International, Inc.
  Capital International, S.A.

(1)  Based on information contained in a Schedule 13G dated February 12, 1999.
(2) Based on information contained in a Schedule 13G dated February 11, 1999. Includes 3,000,000 shares issuable upon conversion of the 5.75% Convertible Debenture due 2003.
(3) Based on information contained in a Schedule 13G dated February 8, 1999. Includes 455,210 shares issuable upon conversion of the 5.75% Convertible Debenture due 2003. Capital Research and Management Company, Capital Guardian Trust Company, Capital International, Inc. and Capital International, S.A. each disclaimed beneficial ownership of the 3,136,810 shares reported by them, advising they are owned by accounts under their discretionary management.

election of directors

The Board of Directors of the Corporation is comprised of three classes, each elected for a three-year term. The Board of Directors is currently composed of John M. Davison, Graeme Ferguson, Michael Fuchs, Richard L. Gelfond, Garth M. Girvan, Murray B. Koffler, Philip C. Moore, Miles S. Nadal, Marc Utay and Bradley J. Wechsler. At the Meeting, the term of the Class II directors expires. The term of the Class I directors expires at the annual shareholders' meeting in 2000 and the term of the Class III directors expires at the annual shareholders' meeting in 2001. As a result of certain events and the resignation of certain directors, however, directors are to be elected at the Meeting in all three Classes of directors.

In February 1999, the Corporation, Wasserstein Perella, Richard L. Gelfond and Bradley J. Wechsler entered into an Amended and Restated Standstill Agreement, a Second Amended and Restated Shareholders' Agreement and a Registration Rights Agreement, which are described in detail elsewhere in this Circular (see "corporate governance - Standstill Agreement"; "interest of management in certain transactions - Shareholders' Agreement"; and "interest of management in certain transactions - Registration Rights Agreement"). Under these agreements, each of Wasserstein Perella and Messrs. Gelfond and Wechsler agreed that they are to be entitled, but not required, to designate certain individuals to be nominated for election by the shareholders as directors of the Corporation. Wasserstein Perella and Messrs. Gelfond and Wechsler also agreed to use their best efforts to cause each of the individuals designated by the other party to be elected as a director of the Corporation. Following the execution of these agreements, each of Messrs. Davison, Ferguson, Fuchs, Moore and Nadal tendered their resignations as directors of the Corporation, to be effective upon the election or appointment of their successors.

As a result of these developments, the individuals noted below are nominated for election to the Board of Directors of the Corporation, in the classes noted.

nominees for election

The following table lists certain information concerning the persons proposed to be nominated for election as directors and the directors whose terms continue after the Meeting. The information as to common shares has been furnished by the respective individuals.



                    Nominees for election as Class I directors                         Current position
                   for the balance of the term expiring in 2000                      with the Corporation  Common Shares
-----------------------------------------------------------------------------------  --------------------  -------------
The Honourable J. Trevor Eyton, O.C., Caledon, Ontario.                                      None               NIL
Mr. Eyton has been Senior Group Chairman of EdperBrascan Corporation since May,
1991. Prior to August 1997, he was Chairman, Brascan Limited and Trilon Financial
Corporation.  He is also a director of Barrick Gold Corporation, Brookfield
Properties Corporation, Coca-Cola Enterprises, General Motors of Canada, Limited,
MA. Hanna Company, Noranda Inc. and Trilon Financial Corporation. He has been a member of the Senate of Canada since September 1990 and is an Officer of the
Order of Canada.  Mr. Eyton is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------


                    Nominees for election as Class I directors                         Current position
                   for the balance of the term expiring in 2000                      with the Corporation  Common Shares
-----------------------------------------------------------------------------------  --------------------  -------------
G. Edmund King, Toranto, Ontario.                                                           None                NIL
Mr. King has been Deputy Chairman and a director of McCarvill Corporation since
January 1996. Mr. King is also a director of Falconbridge Ltd. and of Wolf Group
Integrated Communications Ltd. Prior to November 1995, he was the Chairman and
Chief Executive Officer of The CIBC Wood Gundy Corporation and from June 1994 to
January 1997 was Chairman of WIC International Communications. Mr. King is a
Canadian citizen.
------------------------------------------------------------------------------------------------------------------------

Sam Reisman, Toronto, Ontario.                                                               None                  1,000
Mr. Reisman has been the principal shareholder, Chairman and Chief Executive
Officer of The Rose Corporation, a real estate finance and investment company which was previously a real estate development company, since September 1986. Mr.
Reisman was the Chairman and Chief Executive Officer of the Equion Corporation, a
manufacturer and distributor of vehicular climate control systems and other products for original equipment manufacturers, the aftermarket and industrial customers, from 1982 to1996. Mr. Reisman is currently the principal shareholder of Hayden Industrial Products of Corona, California, formerly a division of The
Equion Corporation. Mr. Reisman is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------

W. Townsend Ziebold, New York, New York.                                                 CEO Advisor               4,500
Mr. Ziebold has been a Managing Director of Wasserstein Perella & Co., Inc. and
Head of its Venture Capital Practice since December 1994 and a CEO Advisor of the Corporation since March 1996. Prior to 1994, he held the position of director of Wasserstein Perella & Co., Inc. Mr. Ziebold was a director of
Maybelline, Inc. and Collins & Aikman Corporation and currently serves on several private company boards in the media, entertainment and Internet industries.
------------------------------------------------------------------------------------------------------------------------

            Nominees for election as Class II directors                                Current position
                    for a term expiring in 2002                                      with the Corporation  Common Shares
-----------------------------------------------------------------------------------  --------------------  -------------
Kenneth G. Copland, Toronto, Ontario.                                                        None               NIL
Mr. Copland has been the Vice Chairman of Nesbitt Burns Inc. since 1994, prior to which he was the Executive Vice Chairman. He is a director of Nesbitt Burns
Corporation Limited, Advisor for New Brunswick Power Corporation and Chairman of
Humber College Foundation. Mr. Copland is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------

*+++ Garth M. Girvan, Toronto, Ontario.                                                    Director               25,898
Mr. Girvan is a partner of McCarthy Tetrault, Toronto, Ontario, barristers and solicitors. He has been a director of the Corporation since March 1994. Mr.
Girvan is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------

                    Nominees for election as Class II directors                        Current position
                            for a term expiring in 2002                              with the Corporation  Common Shares
-----------------------------------------------------------------------------------  --------------------  -------------
Murray B. Koffler, O.C., O.Ont., Toronto, Ontario.                                         Director                4,200
Mr. Koffler founded Shoppers Drug Mart in 1968 and presently serves as its Honorary Chairman. Mr. Koffler co-founded Four Seasons Hotels Limited and presently serves as a director. Mr. Koffler has been Chairman of the
International Board of Directors of the Weizmann Institute of Science in Israel
since 1988. Mr. Koffler holds numerous other directorships. He has been a director of the Corporation since May 1996. Mr. Koffler is an Officer of the
Order of Canada and is a Canadian citizen.
------------------------------------------------------------------------------------------------------------------------

+++ Marc A. Utay, New York, New York.                                                      Director             NIL
Mr. Utay has been a director of the Corporation since May 1996 and is a Managing
Director of Wasserstein Perella & Co., Inc. and a member of that firm's Policy
Committee. Mr. Utay is head of Wasserstein Perella Leveraged Finance, Retailing and Media, Telecommunication and Entertainment Group. Prior to his joining
Wasserstein Perella, Mr. Utay was Managing Director at Bankers Trust Company
where he specialized in leveraged finance and mergers and acquisitions.
------------------------------------------------------------------------------------------------------------------------


            Nominees for election as Class III directors                               Current position
            for the balance of the term expiring in 2001                             with the Corporation  Common Shares
-----------------------------------------------------------------------------------  --------------------  -------------
Michael J. Biondi, New York, New York.                                                       None               NIL
Mr. Biondi has been the Chairman and Chief Executive Officer of Wasserstein
Perella & Co., Inc. since January, 1996. One of the founding partners of the firm, Mr. Biondi oversees Wasserstein Perella's domestic investment banking activities, and is the Chief Operating Officer of Wasserstein Perella Group,
Inc. Mr. Biondi was a CEO Advisor of the Corporation from June 1994 to March
1996.
------------------------------------------------------------------------------------------------------------------------


                               Directors who continue                                     Expiry of
                             in office after the Meeting                                Term of Office     Common Shares
-----------------------------------------------------------------------------------  --------------------  -------------
Richard L. Gelfond, New York, New York.                                                              2001        605,300
Mr. Gelfond has been Vice Chairman of the Corporation since March 1994 and a CEO
Advisor since June 1994. Since May 1, 1996 Messrs. Gelfond and Wechsler have jointly held the title of Co-Chief Executive Officer of the Corporation. In 1991
Mr. Gelfond founded Cheviot Capital Advisors Inc., a financial advisory and merchant banking firm that specializes in acquisitions and venture capital investments. In addition, Mr. Gelfond serves on the boards of several private and philanthropic entities.
------------------------------------------------------------------------------------------------------------------------

*Bradley J. Wechsler, New York, New York.                                                            2001        565,300
Mr. Wechsler has been Chairman of the Corporation since March 1994 and a CEO
Advisor since June 1994. Since May 1, 1996, Messrs. Wechsler and Gelfond have jointly held the title of Co-Chief Executive Officer of the Corporation. From
March 1, 1994 to September 12, 1994, Mr. Wechsler also served as Interim Chief
Executive Officer. Mr. Wechsler also serves on the Boards of NYU Hospital, the
Kernochan Centre for Law, Media and the Arts and the American Museum of the
Moving Image.
------------------------------------------------------------------------------------------------------------------------

* Member, Audit Committee of the Corporation

+ Member, Compensation Committee of the Corporation

++ Member, Option Committee of the Corporation

The persons named in the enclosed form of proxy intend to vote for the election of the nominees whose names are set forth above. If any of the above nominees is for any reason unable to serve as a director, proxies in favour of Management will be voted for another nominee in their discretion unless the shareholder has specified in the proxy that such shareholder's shares are to be withheld from voting on the election of directors.

Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the expiry of the term for which he has been elected or until his successor is elected or appointed, unless his office is earlier vacated. Each of Messrs. Wechsler and Gelfond and Wasserstein Perella intend to vote in favour of the nominees set forth above pursuant to the Shareholders' Agreement (see description of this agreement under "interest of management in certain transactions" below).

As contemplated under Section 124(4) of the Canada Business Corporations Act, the Corporation has acquired insurance coverage with a yearly limit of $70,000,000 in respect of potential claims against its directors and officers and in respect of losses for which the Corporation may be required or permitted by law to indemnify such directors and officers. The insurance, in respect of which a $361,778 yearly premium was paid by the Corporation, includes a $100,000 deductible for each claim under the policy other than claims made under U.S. securities law as to which a deductible of $500,000 applies.

DIRECTORS' COMPENSATION
-----------------------

Directors are reimbursed for the expenses of attending meetings of the Board of Directors. In addition, members of the Board of Directors who are not also employees of the Corporation receive Cdn. $20,000 per year plus Cdn. $1,500 for each meeting of the Board attended in person and Cdn. $750 for each telephone meeting of the Board or meeting of any committee of the Board, whether participating in person or by telephone. In addition, each of the directors who are not also employees of the Corporation are granted 4,000 options each year at an exercise price equal to the market value of the common shares of the Corporation on the date of the grant, which vest on the date of grant and expire on the date which is 10 years after the date of grant.

executive compensation

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods indicated, the compensation paid or granted by the Corporation and its subsidiaries to the individuals who served during 1998 as Chief Executive Officers and the four most highly compensated executive officers of the Corporation, other than the Chief Executive Officers, who were serving as executive officers at December 31, 1998 (collectively, the "Named Executive Officers"). The compensation for the Co-Chief Executive Officers for the period January 1, 1998 through June 30, 1998 was determined in accordance with their employment agreements effective January 1, 1997 and for the period from July 1, 1998 through December 31, 1998, in accordance with the terms of their renewal employment agreements effective July 1, 1998.

                                      Summary Compensation Table

                                                                                                       Long-Term
                                                  Annual Compensation                                 Compensation
                                   --------------------------------------------------      --------------------------------
Name and Principal Position of       Year ended                          Other Annual       Restricted    Securities Under
Named Executive Officer              December 31  Salary    Bonus (1)    Compensation      Stock Awards   Options Granted (5)
------------------------------       -----------  -------   ---------    ------------      ------------  ------------------
                                                                              (2)
                                                                              ---
                                                  ($)        ($)            ($)              ($)              (#)

Bradley J. Wechsler                       1998    605,000     800,000               --       330,000(4)          458,000
Chairman and Co-Chief Executive           1997    710,000   1,300,000               --       465,000(3)           80,000
Officer                                   1996    650,000     650,000               --            --                  --

Richard L. Gelfond                        1998    605,000     800,000               --       330,000(4)          458,000
Vice Chairman and Co-Chief                1997    710,000   1,300,000               --       465,000(3)           80,000
Executive Officer                         1996    650,000     650,000               --            --                  --

David B. Keighley, Senior Vice            1998    218,123     266,000               --            --              15,000
President and President,                  1997    178,849     220,597               --            --              15,000
David Keighley                            1996    150,078     149,438               --            --              10,000
Productions 70MM Inc.

John M. Davison                           1998    200,000     100,000               --            --              75,000
Chief Operating Officer and               1997    193,025      73,455               --            --              35,000
Chief Financial Officer                   1996    146,580      45,631               --            --              20,000

Andrew Gellis                             1998    225,000      50,000           50,000(6)         --              12,500
Senior Vice President, Film               1997    210,000      55,000           50,000(6)         --              12,500
                                          1996    210,000      55,125           50,000(6)         --              62,000

Christian Jorg                            1998    215,000      25,000               --            --                  --
Senior Vice President, IMAX               1997    208,692      40,000          136,875(8)         --              12,500
Attractions and Chief Operating           1996    198,731      44,324           77,500(8)         --              25,000
Officer of Ridefilm Corporation (7)
------------------------------------------------------------------------------------------------------------------------------


Name and Principal Position of        All Other
Named Executive Officer             Compensation
------------------------------     -------------
                                         (9)
                                         ---
                                         ($)

Bradley J. Wechsler                     8,522
Chairman and Co-Chief Executive         8,614
Officer                                 8,022

Richard L. Gelfond                      8,306
Vice Chairman and Co-Chief              8,614
Executive Officer                       7,806

David B. Keighley, Senior Vice          8,522
President and President,               11,019
David Keighley                          8,189
Productions 70MM Inc.

John M. Davison                        10,404
Chief Operating Officer and            10,273
Chief Financial Officer                 8,006

Andrew Gellis                           8,306
Senior Vice President, Film             8,614
                                          306

Christian Jorg                          8,198
Senior Vice President, IMAX             8,614
Attractions and Chief Operating           162
Officer of Ridefilm Corporation (7)
---------------------------------------------

(1) These amounts are paid under annual incentive arrangements that the Corporation has with each of the Named Executive Officers, as detailed under "Employment Contracts."

(2) The value of perquisites and other personal benefits for each Named Executive Officer does not exceed the lesser of $50,000 and 10% of his annual salary and bonus.

(3) These amounts represent the dollar value of the grant of 30,000 synthetic restricted shares ("phantom stock") on January 1, 1997 to each of Messrs. Wechsler and Gelfond as detailed under "Employment Contracts".

(4) These amounts represent the dollar value of the grant of 15,000 phantom stock on January 1, 1998 to each of Messrs. Wechsler and Gelfond as detailed under "Employment Contracts". The value of this phantom stock grant to each of the Named Executives as at December 31, 1998 was $474,375.

(5) 1996 amounts have been restated to reflect the 2-for-1 stock split which became effective by May 27, 1997.

(6) This amount was paid on account of certain script writing services provided by Mr. Gellis.

(7) Effective February 22, 1999 Mr. Jorg's employment with the Corporation was terminated.

(8) This amount represents the taxable benefit in respect of the 5,000 fully paid-up shares issued to Mr. Jorg pursuant to his employment contract.

(9) These amounts reflect (i) the payment by the Corporation of life insurance premiums on the lives of the Named Executive Officers, and (ii) contributions to the Corporation's defined contribution pension plans.

OPTIONS GRANTED

The Corporation has a Stock Option Plan under which the Corporation may grant options to purchase common shares on terms that may be determined, within the limitations of the Stock Option Plan. The aggregate number of common shares reserved for issuance under the Plan is 4,210,836 common shares. Options to purchase 3,327,300 common shares were granted and were outstanding under the Plan as at December 31, 1998, of which 333,334 options were granted subject to receipt of shareholder and regulatory approvals. The exercise price for options issued under the Plan is not to be less than the market price of the common shares on the date of grant. An option will be exercisable for a maximum period of ten years from the date of grant, subject to earlier termination if the option holder ceases to be employed by the Corporation. The Board of Directors determines vesting requirements. If a Participant's employment with the Corporation terminates for any reason, any Options which have not vested will be surrendered for cancellation without any consideration being paid therefor. If the Participant's employment is terminated without "cause" or by reason of such Participant's resignation, death or permanent disability, the Participant (or the Participant's estate) will be entitled to exercise the Participant's vested options for a period of 30 days. If the Participant's employment is terminated for cause, such Participant's vested options will be surrendered for cancellation without any consideration being paid therefor.

The following table sets forth information relating to individual grants of options to purchase common shares of the Corporation to Named Executive Officers under the Stock Option Plan during the financial year ended December 31, 1998 in respect of services rendered or to be rendered to the Corporation:

            Option Grants in Financial Year ended December 31, 1998

                                                % of Total                                           Potential Realizable Value at
                                                  Options                                               Assumed Annual Rates of
                                Securities      Granted to                                             Stock Price Appreciation
                                  Under        Employees in                                                for Option Term
                                 Options         Financial                             Expiration    -----------------------------
         Name                    Granted           Year           Exercise Price           Date              5%            10%
-----------------------        ------------    ------------     ------------------    ------------   -----------------------------
                                    (#)             (%)          ($/Common Shares)                           ($)           ($)

Bradley J. Wechsler      (1)         80,000                                  23.50       1-Jan-05           770,800      1,786,000
                         (2)        211,333                                  22.38      25-Aug-08         2,979,669      7,520,116
                         (3)        166,667                                  22.38      25-Aug-08         2,349,905      5,930,721
                               ------------                                                          --------------   ------------
                                    458,000           25.23                                               6,100,374     15,236,828
                               ============                                                          ==============   ============

Richard L. Gelfond       (1)         80,000                                  23.50       1-Jan-05           770,800      1,786,000
                         (2)        211,333                                  22.38      25-Aug-08         2,979,669      7,520,116
                         (3)        166,667                                  22.38      25-Aug-08         2,349,905      5,930,712
                               ------------                                                          --------------   ------------
                                    458,000           25.23                                               6,100,374     15,236,828
                               ============                                                          ==============   ============

John Davison             (4)         75,000            4.13                  21.36      13-Aug-08         1,009,260      2,547,180
Andrew Gellis            (4)         12,500            0.69                  21.36      13-Aug-08           168,210        424,530
David Keighley           (4)         15,000            0.83                  21.36      13-Aug-08           201,852        509,436



(1) These options vested immediately upon the grant date and entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(2) 111,333 of these options vested immediately upon the grant date and 100,000 of these options vested on January 1, 1999. These options entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(3) These options are subject to shareholder and regulatory approvals and vested on January 1, 1999 subject only thereto. These options entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

(4) These options vest over five years at the rate of 20% per year and entitle the Named Executive Officer to purchase one common share for each option. The market value of the common shares underlying the options was equal to the exercise price on the date of the grant.

             Aggregated Option Exercises during the Financial Year Ended December 31, 1998 and Financial Year-End Option Values

                                                                 Unexercised Options at         Value of Unexercised
                                       Securities   Aggregate      financial Year-End           in-the-money Options
                                        Acquired      Value           Exercisable/             at Financial Year-end
                Name                  on Exercise    Realized         Unexercisable        Exercisable/Unexercisable (1)
------------------------------------  ------------  ----------  -------------------------  ------------------------------
                                          (#)          ($)                 (#)                          ($)
 Bradley J. Wechsler                      NIL          NIL             271,333/266,667               2,953,274/2,465,336
 Richard L. Gelfond                       NIL          NIL             271,333/266,667               2,953,274/2,465,336
 David Keighley                            24,500     530,634            31,500/49,000                   686,858/703,265
 Christian Jorg                            20,000     363,750            22,500/45,000(2)                390,363/735,450
 John Davison                              33,000     653,043           14,000/148,000                 170,830/1,998,052
 Andrew Gellis                            NIL          NIL               27,300/59,700                   492,913/896,963

(1) Calculated based on the December 31, 1998 closing price of the common shares on Nasdaq of $31.625.
(2) These 45,000 options were cancelled in January 1999 in connection with the termination of Mr. Jorg's employment with the Corporation.

PENSION PLANS

The Corporation maintains defined contribution employee pension plans for its employees, including its executive officers. The Corporation makes contributions to these plans on behalf of employees in an amount equal to 5% of their base salary subject to certain prescribed maximums. During the financial year ended December 31, 1998, the Corporation contributed an aggregate of $9,752 to the Canadian plan on behalf of Mr. Davison and an aggregate of $40,000 to the Corporation's defined contribution employee pension plan qualified under Section 401(k) of the U.S. Internal Revenue Code on behalf of Messrs. Wechsler, Gelfond, Keighley, Jorg and Gellis. The Corporation does not have any other pension plans for its employees.

EMPLOYMENT CONTRACTS

The Corporation had entered into renewal employment agreements with each of Messrs. Wechsler and Gelfond ("the Executives") with effect from January 1, 1997 for a two-year term. The employment agreements provided that each of the Executives would receive an annual salary of $710,000. In addition, at the beginning of each year of the term, each Executive was to be granted the right to receive 30,000 synthetic shares ("phantom stock"). At any time after January 1, 1998 and January 1, 1999, each Executive would have the right to exercise the right to receive the phantom stock by being paid an amount equal the fair market value of an equal number of common shares of the Corporation on the date on which the Executive makes the request. As part of the January 1997 employment agreement, each Executive was also granted 80,000 options on January 2, 1998 which options expire on January 1, 2005.

On November 3, 1998, the Corporation entered into employment agreements with each of the Executives with effect from July 1, 1998 for a three-year term. Under the Corporation's current governance process as set forth in its Articles and By-laws, the CEO Advisors (as defined below under "corporate governance, Standstill Agreement") unanimously recommended to the Compensation Committee, which is composed of three directors independent of management, the approval of these agreements, which were approved by the Board of Directors upon the recommendation of the Compensation Committee. The CEO Advisors include a representative of Wasserstein Perella, the largest shareholder of the Corporation. The renewal employment agreements provide that each of the Executives will receive a salary of $500,000 in each year of the term. These agreements also provide that each of the Executives will receive a bonus for each of 1998, 1999, 2000 and the period January 1, 2001 to June 30, 2001 of $605,000, $500,000, $500,000 and $250,000 adjusted by a multiple of zero to two times, tied to the performance of the Corporation and certain qualitative and quantitative measures determined by the CEO Advisors and the Compensation Committee of the Board. The bonus paid to each of Messrs. Wechsler and Gelfond in respect of 1998 was $800,000. In 1998 each Executive was also paid $688,125 upon exercising his right to receive an amount equal to the fair market value of 30,000 common shares equal to the number of phantom stock granted on January 1, 1997. The renewal employment agreements reduced the number of phantom stock which were to be granted on January 1, 1998 as per the former employment agreements, from 30,000 per Executive to 15,000. Each Executive was also granted 378,000 options (subject to receipt of shareholder and regulatory approval) to purchase common shares in accordance with the Stock Option Plan on August 26, 1998 and is to be granted 400,000 options on January 1, 2000, which options expire on August 25, 2008 and December 31, 2009 respectively. Under the agreements, each of the Executives is to perform such services with respect to the Corporation's business as may be reasonably requested from time to time by the Board of Directors and which are consistent with his position as Co-Chief Executive Officer. In addition, the Corporation is to use its best efforts to cause the Executives to be elected to the Board of Directors and to the designation of a CEO Advisor. In addition, a provision contained in their original employment agreements is continued, whereby each of the Executives is also entitled to receive, upon a sale of the Corporation or the exercise after March 1, 1999 by the Executives of their rights to require the Corporation to take action to liquidate their common shares under a Shareholders' Agreement among Wasserstein Perella, Mr. Wechsler, Mr. Gelfond and certain other investors dated as of June 16, 1994, a cash bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn. $150,000,000 to the common shares originally issued by the Corporation (on a fully diluted basis but excluding the common shares issued upon the conversion of the Class B convertible preferred shares of the Corporation formerly outstanding which were converted into common shares on June 16, 1994 and the common shares issuable upon the exercise of warrants owned by each of Messrs. Wechsler and Gelfond). Under the employment agreements, the Corporation is to equalize the Executives to the taxes which each of the Executives would have paid had he earned his employment compensation and paid taxes thereon solely in the United States. The employment agreements also contain non-competition provisions.

The Corporation and David Keighley Productions 70 MM Inc. (formerly David Keighley Productions and 70MM Inc.) ("DKP/70MM"), a wholly-owned subsidiary of the Corporation, entered into an employment agreement on July 15, 1997. The agreement is for a five-year term. Under this agreement, Mr. Keighley is to receive an annual base salary of $212,405 in the year ended July 15, 1998 and will receive an annual base salary of 105% of the previous year's base salary in each of the next four years during the term of the agreement. Mr. Keighley is entitled to receive an annual bonus of one-third of his annual base salary if DKP/70MM met its pre-tax profit threshold as provided in the agreement. Mr. Keighley is also entitled to receive a further profit-based bonus of 10% of any excess of DKP/70MM audited profit before taxes over DKP/70MM's pre-tax profit threshold. Mr. Keighley's bonus in respect of DKP/70MM's year ended December 31, 1998 was $266,000. Under the agreement, Mr. Keighley has also given covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Keighley may be terminated at any time for cause or without cause. If Mr. Keighley's employment is terminated without cause, DKP/70MM must continue to pay Mr. Keighley his annual base salary for a maximum period of 36 months.

Mr. Jorg entered into an employment agreement on August 8, 1995 under which he was employed as Vice President, Business Affairs and Business Development. Effective March 1, 1997 Mr. Jorg was promoted to the position of Senior Vice President and Chief Operating Officer, IMAX Attractions and Chief Operating Officer of Ridefilm Corporation. The agreement was for a three-year term. Under his agreement Mr. Jorg received an annual base salary of $195,000 in the first year of the employment term, $205,000 in the second year and $215,000 in the third year plus an annual performance bonus (with a minimum guaranteed bonus of $20,000 for 1997). Pursuant to the agreement, Mr. Jorg received 10,000 fully paid common shares of the Corporation. Mr. Jorg has also given covenants regarding confidentiality and non-competition. The agreement provided that the employment of Mr. Jorg may be terminated at any time for cause. If Mr. Jorg's employment was terminated without cause, the Corporation was to pay Mr. Jorg his annual base salary and guaranteed bonus for the balance of the term. The Corporation entered into a new Employment Agreement with Mr. Jorg effective August 8, 1998 which provided for an annual salary of $215,000 and provided that if Mr. Jorg's employment was terminated without cause, Mr. Jorg was entitled to receive his salary and benefits of a period of 90 days. Pursuant to a letter agreement dated January 21, 1999, Mr. Jorg confirmed receipt of notice of termination on January 7, 1999 with termination of employment effective February 22, 1999. Mr. Jorg's entitlement to receive salary and benefits terminates effective April 7, 1999.

Mr. Gellis entered into an employment agreement effective January 1, 1998 under which he was employed as Senior Vice President, Film of the Corporation. The agreement is for a two-year term. Under this agreement Mr. Gellis receives an annual base salary of $225,000 for 1998 and $250,000 for 1999 plus an annual performance bonus at a target of 30% of salary, with a guaranteed minimum annual bonus of $50,000. Mr. Gellis is also entitled to receive a minimum of $50,000 in each year of the term in respect of script writing services performed by Mr. Gellis for the Corporation. Mr. Gellis has given covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Gellis may be terminated at any time for cause. If Mr. Gellis' employment is terminated without cause, the Corporation must pay Mr. Gellis his annual salary and guaranteed bonus and benefits for the balance of the term. If Mr. Gellis' employment is terminated without cause in connection with a change in control, the Corporation must pay Mr. Gellis his annual salary and guaranteed bonus and benefits for the greater of the balance of the term and six months.

Mr. Davison entered into an employment agreement with the Corporation on January 16, 1991, as amended by a letter dated August 31, 1992, under which he was employed as Director, Corporate Development and then promoted to Vice President, Finance. The agreement is for an indefinite term and contains covenants regarding confidentiality and non-competition. The agreement provides that the employment of Mr. Davison may be terminated at any time for cause. If Mr. Davison's employment is terminated without cause, the Corporation must pay Mr. Davison his annual salary for 12 months. Mr. Davison and the Corporation entered into a share option agreement dated as of April 8, 1994. Under this agreement Mr. Davison was granted options to purchase 75,008 common shares of the Corporation at Cdn. $1.595 per share (the "1994 Options"). On February 1, 1999, Mr. Davison was granted options under the Stock Option Plan to purchase 25,000 common shares of the Corporation. The 1994 Options vest over a five year period with 50% vesting on the attainment of certain performance criteria to be determined by the Corporation and the remaining vesting as to 20% each year. Any unvested options on the date of any termination of Mr. Davison's employment are forfeited.

report on executive compensation

COMPENSATION STRATEGY

As the Compensation Committee did not participate in executive compensation decisions in respect of 1998, other than the employment agreements entered into by the Co-Chief Executive Officers, the compensation of the Corporation's employees was established through guidelines set by the Board of Directors.

EXECUTIVE COMPENSATION REPORT

Compensation for all the Corporation's employees, including its Named Executive Officers, is based on each employee's job responsibilities and on his or her individual performance over time. The Corporation's executive compensation program has three principal components: base salary, annual variable incentive compensation and stock options. The Corporation believes these components collectively provide a fair and competitive pay package and an appropriate relationship between an executive's compensation, the executive's performance, and the Corporation's performance.

BASE SALARY

A salary range is established for each salaried position in the Corporation, including each Named Executive Officer position other than those of the Chairman and Vice Chairman. The midpoint of each salary range is generally equal to the average salary of equivalent positions at other comparable companies. Each executive officer's base salary is determined by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility. Business or staff unit performance is assessed on return on total capital, achievement of sales or production targets, effectiveness of cost-containment measures, progress toward implementation of process improvements, and other factors relevant to each executive officer's position. The relative weight attributed to each factor, with respect to each executive officer, is an inherently subjective judgement.

ANNUAL INCENTIVE COMPENSATION

Certain employees of the Corporation, including most of its executive officers other than the Co-Chief Executive Officers, receive a portion of their annual compensation in the form of bonuses under the Management Incentive Plan. Bonuses are awarded under this Plan provided annual operating targets are achieved by the Corporation and provided that personal performance standards are achieved by the participating employees. An aggregate of $1,069,120 has been paid to all employees participating in the Plan in respect of 1998.

STOCK OPTIONS

The Corporation's long-term incentive compensation for executive officers and other key managers is provided through grants of stock options. The Stock Option Plan has received shareholder approval and is administered by the Option Committee of the Board of Directors. The number of stock options granted is determined by a competitive compensation analysis and is based on each individual's salary range and responsibility, and takes into account the number and exercise price of options previously granted to individuals. All grants pursuant to the Plan are made with an exercise price equal to the fair market value of the Corporation's common shares on the date of grant.

During 1998, stock options were granted to the Corporation's executive officers and other participating employees. The Named Executive Officers received options to purchase common shares of the Corporation, as detailed in the option grants table above. In determining the number of shares to include in the Named Executive Officers' grants, consideration was given to information about stock option grants to executive officers in comparable companies and the number of shares granted to other executive officers and the value of those options.

COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

The Compensation Committee of the Board of Directors was constituted in November 1996 to make recommendations to the Board regarding the compensation of the Co-Chief Executive Officers of the Corporation, Messrs. Wechsler and Gelfond. The compensation for the Co-Chief Executive Officers for the period January 1, 1998 through June 30, 1998 was determined in accordance with their employment agreements effective January 1, 1997 and for the period from July 1, 1998 through December 31, 1998, in accordance with the terms of their renewal employment agreements effective July 1, 1998. In mid-1998, the Board approved the recommendation of the Compensation Committee that renewal employment agreements to be entered into with each of Messrs. Wechsler and Gelfond pursuant to which their compensation will be as set forth under "Employment Contracts". Under these renewal employment agreements, each of Messrs. Wechsler and Gelfond has agreed to receive a lower base salary during the three-year term of the agreements with a higher proportion of their potential total compensation being based on incentive payments and stock options.

In March 1999, the Board of Directors approved the recommendation of the Compensation Committee that the bonus payable to each of Messrs. Wechsler and Gelfond in respect of 1998 be $800,000. This bonus amount was considered appropriate by the Board in light of the Corporation's success in meeting its financial and non-financial goals during 1998. This recommendation took into account the compensation of senior executives of other companies in the entertainment industry.

The foregoing report has been furnished by G.M. Girvan, M.S. Nadal and M.A. Utay, as members of the Compensation Committee and by G. Ferguson, M. Fuchs, G.M. Girvan, M.B. Koffler, P.C. Moore, M.S. Nadal and M.A. Utay, as members of the Board of Directors.

May 5, 1999.

performance graph

The following graph compares the total cumulative shareholder return for $100 invested in common shares of the Corporation against the cumulative total return of the NASDAQ Composite Index and The Toronto Stock Exchange (TSE) 300 Stock Index from June 10, 1994, the day on which the Corporation became listed on the NASDAQ National Market, to the end of the most recently completed financial year. The Corporation was included in the TSE 300 Stock Index for the first time in 1996.

                         [BAR GRAPH REPRESENTED HERE]
                      CUMULATIVE VALUE OF $100 INVESTMENT

          10-Jun-94  '31-Dec-94  '31-Dec-95  '31-Dec-96  '31-Dec-97  '31-Dec-98
Imax         100        62.96       168.52      229.63      325.93      468.52
Nasdaq       100       103.17       144.35      176.78      216.34      298.60
TSE 300      100        99.99       117.58      150.42      165.71      152.32

corporate governance

The Toronto Stock Exchange (the "TSE") passed a by-law in 1995 which requires companies incorporated in Canada and listed on the TSE to disclose their corporate governance practices in their annual meeting materials. This by-law contains a number of guidelines ("Guidelines") relating to corporate governance practices which have been considered in light of the unique opportunities and challenges facing the Corporation, as well as the nature of its share ownership.

The Board of Directors of the Corporation is responsible for the supervision of the management of the Corporation and for the overall strategic direction of its business. The Board is also responsible, with the assistance of management, for the identification of the risks and opportunities of the Corporation's business and for monitoring how effectively the Corporation meets these risks and capitalizes upon the opportunities. The corporate governance practices of the Corporation have been designed and followed to assist the Corporation in meeting its core objectives and to enhance shareholder value.

Prior to the Meeting, the Board has been composed of 10 directors. Three of the directors, Messrs. Wechsler, Gelfond and Davison are inside management directors and are considered to be "related" within the meaning of the TSE Guidelines. Messrs. Ferguson, Fuchs, Girvan, Koffler, Nadal and Utay are outside directors and are considered to be "unrelated" within the meaning of the Guidelines. Mr. Moore is a "related" director only by virtue of his holding the office of Assistant Secretary of the Corporation; but for this office, Mr. Moore would also be an "unrelated" director. The Board considers that directors who are "related" within the meaning of the Guidelines are able to, and do, act with a view to the best interests of the Corporation and that their relationships with the Corporation are central to their ability to act in its best interests. If the directors nominated in this Circular are elected at the Meeting, the size of the Board will be eleven (11), the number of inside management directors will be reduced from three (3) to two (2) and the number of outside and unrelated directors will be increased from six (6) to nine
(9).

The corporate governance practices followed by the Corporation were originally instituted prior to the time the Corporation went public as one aspect of the efforts of the new owners of the Corporation to introduce new strategic directions to the Corporation. Key elements of these corporate governance practices were contained in the Standstill Agreement between Wasserstein Perella and the Corporation and the provisions in the Articles of the Corporation providing for the CEO Advisors. The Standstill Agreement has recently been amended (see below for a description of this new agreement) and amendments to the Articles are to be considered for approval at the Meeting. In addition to the Standstill Agreement, the Corporation, Wasserstein Perella and each of Messrs. Wechsler and Gelfond have entered into the Second Amended and Restated Shareholders' Agreement which contains provisions relating to the composition of the Board and committees of the Board (see a description of this agreement under "interest of management in certain transactions" below).

To date, the Board has not thought it necessary for the Corporation to have the extensive committee structure recommended in the Guidelines. Neither a nominating committee nor a corporate governance committee has been created, as the Board retains responsibility for these matters. The Board appoints the Corporation's Audit Committee, the Corporation's Compensation Committee and the Corporation's Option Committee. The Audit Committee is currently composed of the Chairman, Mr. Wechsler, and two outside directors, Messrs. Girvan and Nadal. The Audit Committee meets with the external auditors of the Corporation, both with and without management present, to review the Corporation's accounting policies, its year-end financial statement information and presentation, and significant financial issues which may arise for the Corporation. The Compensation Committee is currently composed of Messrs. Girvan, Nadal, and Utay. Mr. Fuchs has been an unofficial member of the Compensation Committee. The Compensation Committee is responsible for setting objectives for the Co-Chief Executive Officers, assessing their performance on a periodic basis and reviewing the Stock Option Plan, from time to time. The Option Committee is currently composed of Messrs. Girvan, Moore and Utay. The Option Committee is responsible for performing the functions required of it under the Stock Option Plan including the grant of options to participants under the plan, from time to time. If the directors nominated in this Circular are elected at the Meeting, the new Board of Directors will determine Committee memberships for the next year.

The Board has not felt it necessary to add to the procedures currently in place to ensure its independence from management. The Board believes that the participation of those members of the management of the Corporation who are on the Board has been an essential element in the Board's ability to meet its objectives. All directors exercise critical independent judgement and the outside directors have unrestricted direct access to both the executives of the Corporation and its external auditors. To date there has been no necessity for discussion of a system enabling an individual director to engage an outside advisor at the expense of the Corporation.

The Board has regarded its corporate governance practices as appropriate for its business and shareholders and as providing for an efficient and effective discharge of the responsibilities of the Board.

STANDSTILL AGREEMENT

The Corporation, each of Messrs. Wechsler and Gelfond and WP entered into an Amended and Restated Standstill Agreement (the "Standstill Agreement") as of February 9, 1999 which amends and restates the previous Standstill Agreement dated June 16, 1994. Under the terms of the Standstill Agreement, WP agreed to vote in any election for directors in favour of each person nominated by the then current Board of Directors, not to participate in or facilitate proxy contests, not to deposit into a voting trust or subject voting securities to an agreement with respect to voting such securities, not to acquire or affect or attempt to acquire or effect control of the Corporation or to participate in a "group" as defined pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, which owns or seeks to acquire beneficial ownership or control of the Corporation, and not to attempt to influence the Corporation except through normal Board of Directors' processes. In addition, the parties agreed that the CEO Advisors currently provided for in the Articles and By-laws of the Corporation would cease to exist upon the election of those directors (the "WP Employee Designees") WP is to have the right to designate as provided in the Second Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement'), which was also entered into by those same parties as of February 9, 1999. To accomplish this, the Corporation agreed to submit to its shareholders at the Meeting resolutions to amend the Articles and By-laws to delete reference to the CEO Advisors, and each of the parties to the Standstill Agreement agreed to use their best efforts so to amend the Articles and By-laws as of the date on which all of the WP Employee Designees are elected or appointed as directors of the Corporation. The Standstill Agreement continues in effect until the earlier of June 30, 2001, unless extended by WP at its option for successive one year terms until March 1, 2004, or the date upon which WP holds less than 700,000 common shares.

As noted above, shareholders are to be asked at the Meeting for their approval of resolutions, the effect of which will be to delete from the Articles of the Corporation those provisions establishing the CEO Advisors, effective upon the date of the election or appointment to the Board of Directors of the Corporation of all of the WP Employee Designees and to set forth the requirement that certain matters be approved by 75% of the directors then in office. These matters are: (i) hiring or terminating the employment of the Chief Executive Officer or any Co-Chief Executive Officer of the Corporation; (ii) issuing any shares of capital stock for a purchase price, or incurring indebtedness, in an amount of $25 million or more; (iii) disposing of any material single asset, or all or substantially all of the assets of the Corporation or approving the sale or merger of the Corporation; (iv) acquiring a substantial interest in any other entity or entering into any major strategic alliance; and (v) entering into or changing the terms of any agreement or transaction with WP or Messrs. Wechsler and Gelfond (other than agreements in the ordinary course of business, such as employment agreements). Prior to that date, the current provisions of the Articles and By-laws of the Corporation relating to the CEO Advisors would remain in effect. The Articles and By-laws currently provide that if the Board of Directors appoints CEO Advisors to the CEO and the Board of Directors with respect to the extraordinary matters set forth below (the "Extraordinary Matters"), then any action of the Board of Directors with respect to an Extraordinary Matter requires the unanimous approval of the directors unless the CEO Advisors have unanimously recommended that the Board of Directors approve the action, in which case a simple majority of the Board of Directors is required to approve the action. The By-laws of the Corporation provide that: (a) the CEO Advisors are comprised of three or five individuals; (b) the CEO Advisors have the responsibility of being available to the CEO to consult with him on the Extraordinary Matters prior to the implementation of any decisions related to such matters, and prior to any request that the Board of Directors consider any such matters; (c) the CEO is required to consult with the CEO Advisors on the Extraordinary Matters prior to the implementation of any decisions related to such matters, and prior to any request that the Board of Directors consider any such matters; (d) the CEO Advisors have the responsibility of being available to consult with the Board of Directors on any Extraordinary Matters and they may provide the Board of Directors with their views on any such matters, and (e) the CEO Advisors have no power to make any decisions on any matters and are not a committee of the Board of Directors for any purpose. Messrs. Wechsler and Gelfond and Mr. Townsend Ziebold, the designee of WP, currently serve as the CEO Advisors. Pursuant to the employment agreements described above under "Employment Contracts" each of Messrs. Wechsler and Gelfond are to be designated as CEO Advisors. Under the Corporation's By-laws, the Board of Directors has the power to terminate a CEO Advisor, subject to the contractual obligations of the employment agreements and the Standstill Agreement.

Under the current Articles and By-laws the following decisions of the Board of Directors are considered "Extraordinary Matters": (a) hiring or firing the CEO or the Corporation's primary external lawyers or accountants; (b) incurring any capital expenditure in excess of Cdn. $5 million; (c) incurring indebtedness in amount of Cdn. $10 million or lending money to, or guaranteeing obligations of, others; (d) commencing or settling litigation other than in the ordinary course or that is likely to have material impact on the Corporation; (e) entering into contracts or transactions outside of the ordinary course of business providing for payments in any fiscal year in excess of Cdn. $5 million; (f) disposing of any material single asset, or all or substantially all of the assets of the Corporation; (g) acquiring a substantial interest in any other entity (other than joint ventures under Cdn. $10 million) or entering into any major strategic alliance; (h) changing the nature of the Corporation's business or entering into new line of business; (i) entering into or changing terms of any agreements or transactions with WP, Mr. Gelfond and Mr. Wechsler;
(j) issuing any shares of capital stock; (k) doing or permitting any act whereby the Corporation would be bankrupt; (l) approving annual budgets and operating targets; and (m) hiring or firing any officer or employee of the Corporation paid more than Cdn. $175,000 per annum (increased by 6% per annum beginning with the end of the financial year ended December 31, 1994).


interest of management in certain transactions

SHAREHOLDERS' AGREEMENT

The Corporation, Wasserstein Perella and each of Messrs. Wechsler and Gelfond are parties to a Second Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") dated as of February 9, 1999, which amends and restates the previous amended and restated shareholders' agreement among those parties dated June 16, 1994. The Shareholders' Agreement includes, among other things, certain restrictions on transfers of common shares, take-along rights and come-along rights. If WP holds at least 35% of their original holdings and WP desires to transfer all of their securities in a transaction in which a majority of the shares of outstanding common stock are to be sold, then Messrs. Gelfond and Wechsler will be required to sell their securities on the same terms as WP sells its securities.

The Shareholders' Agreement also contains provisions related to the composition of the Board of Directors and committees thereof. WP is entitled, but not required, to designate individuals to be nominated for election as directors as follows: so long as WP holds 3,685,759 or more common shares, it may designate six nominees, of whom three may be employees of WP and its affiliates (the "WP Employee Designees") and three shall be independent persons and resident Canadians. If WP holds less than 3,685,759 common shares, but 1,842,879 or more common shares, it may designate four nominees, of whom two may be WP Employee Designees and two shall be independent persons and resident Canadians. If WP holds less than 1,842,879 common shares but 921,439 or more common shares, it may designate two nominees, one of may be a WP Employee Designee and the other of whom shall be an independent person and shall be a resident Canadian. In addition to these provisions, each of Messrs. Wechsler and Gelfond is entitled to be a director of the Corporation so long as he is either a Co-Chief Executive Officer or is the Chief Executive Officer of the Corporation or Messrs. Wechsler and Gelfond own more than 375,000 common shares (which includes for this purpose all common shares subject to certain stock options and warrants and certain other share equivalents, as defined in the Shareholders' Agreement). In addition, Messrs. Wechsler and Gelfond are collectively entitled, but not required, to designate individuals to be nominated for election as directors as follows: so long as they hold 1,628,000 or more common shares, they may designate three nominees, all of whom shall be independent persons and resident Canadians. If they hold less than 1,628,000 common shares (as defined above), but 1,075,000 or more common shares, they may designate two nominees, both of whom shall be independent and resident Canadians. If they hold less than 1,075,000 common shares but 375,000 or more common shares, they may designate one nominee who shall be an independent person. If the requirement that the Corporation have `resident Canadian' directors is changed, then neither WP nor Messrs. Wechsler and Gelfond will be required to designate resident Canadian nominees. Each of the nominees of WP who is to be an independent person is subject to the approval by Messrs. Wechsler and Gelfond, which approval is not to be unreasonably withheld; each of the nominees of Messrs. Wechsler and Gelfond is subject to the approval of WP, which approval is in WP's sole discretion for the first nominee to serve in each such position and thereafter, is not to be unreasonably withheld. Each of WP and Messrs. Wechsler and Gelfond has agreed to use their best efforts to cause each of the individuals designated to be elected or appointed as a director of the Corporation, whether at the Meeting or thereafter.

The Shareholders' Agreement also provides that the Corporation, WP and each of Messrs. Wechsler and Gelfond shall use their best efforts to cause the Corporation to establish a nominating committee of the Board of Directors consisting of two directors, one designated by WP and the other designated by Messrs. Wechsler and Gelfond. In addition, WP has the right, subject to the approval of Messrs. Wechsler and Gelfond, to designate a WP Employee Designee for appointment by the Board of Directors of the Corporation as the Non-Executive Chairman of the Corporation, as long as WP holds at least 2,948,607 common shares. Michael J. Biondi has been approved as such designee. If Mr. Biondi no longer holds that position, then WP is to propose three replacements and Messrs. Wechsler and Gelfond shall select one of those proposed for appointment by the Board as the Non-Executive Chairman. Each of Messrs. Wechsler and Gelfond is entitled to be appointed as a Co-Chairman or Chairman of the Corporation as long as he is a Co-Chief Executive Officer or the Chief Executive Officer of the Corporation. The Agreement provides that the duties of the Non-Executive Chairman and the Co-Chief Executive Officers shall be as set forth in the By-laws, including the requirement that the following actions be approved by the Non-Executive Chairman and at least one of the Co-Chief Executive Officers: setting the dates and times of meetings of the directors and shareholders (other than normal quarterly Board of Directors, and annual shareholders' meetings), setting the agenda of such meetings, and appointing members of committees of the Board of Directors other than persons designated by WP and Messrs. Wechsler and Gelfond as provided in the Shareholders' Agreement. Each of WP and Messrs. Wechsler and Gelfond have the right to designate one director to serve on each committee of the Board of Directors of the Corporation, provided that each such person meets applicable regulatory requirements.

Each of WP and Messrs. Wechsler and Gelfond have agreed to use their best efforts to cause there no longer to be CEO Advisors as of the date upon which all of the WP Employee Designees are elected as directors of the Corporation. After that date, none of WP or Messrs. Wechsler and Gelfond shall take any action to reestablish the CEO Advisors and the majority approval requirements described above under "Standstill Agreement" would apply.

REGISTRATION RIGHTS AGREEMENT

The Corporation, WP and Messrs. Wechsler and Gelfond have also entered into a registration rights agreement (the "Registration Rights Agreement") dated as of February 9, 1999, which carries forward the corresponding provisions of the June 16, 1994 shareholders' agreement, and pursuant to which each of WP and Messrs. Wechsler and Gelfond have certain rights to cause the Corporation to use its best efforts to register their securities under the U.S. Securities Act of 1933. WP is entitled to effect up to four demand registrations and Messrs. Wechsler and Gelfond are entitled to make two such demand registrations. WP and Messrs. Wechsler and Gelfond also have unlimited piggy-back rights to register their securities under the Registration Rights Agreement whenever the Corporation proposes to register any securities under the U.S. Securities Act, other than the registration of securities pursuant to an initial public offering or the registration of securities upon Form S-4 or S-8 under the U.S. Securities Act or filed in connection with an exchange offer or an offering of securities solely to the Corporation's existing shareholders. In addition to these provisions, if Messrs. Wechsler and Gelfond hold at least 25% of their original holdings, WP has recouped its original investment plus a 30% compounded annual return on such investment, and WP initiates the sale of the Corporation, then for 60 days thereafter, WP will enter into exclusive negotiations with Messrs. Gelfond and Wechsler, and for another 60 days thereafter WP may not enter into an agreement for the sale of the Corporation to a third party. The Registration Rights Agreement also provides that Messrs. Wechsler and Gelfond will have the right from March 1 to March 31 in any, but only one, of 1999, 2000 and 2001, to notify the Corporation of their decision to require the Corporation to take action to liquidate their common shares. The Corporation is required to use its best efforts to cause at its option either (i) the sale of the Corporation within a period of 180 days from receipt of the notice to liquidate, (ii) the filing of a registration statement pursuant to the U.S. Securities Act within a period of 120 days from its receipt of the notice to liquidate, or (iii) purchase the securities owned by Messrs. Gelfond and Wechsler for cash at the fair market value as agreed upon by the Corporation and Messrs. Gelfond and Wechsler within 20 days of the notice to liquidate, or in the event of their failure to reach an agreement, as determined by a procedure utilizing nationally recognized investment banking firms. In the event that Messrs. Gelfond and Wechsler exercise their rights to require the Corporation to take such action, they may be entitled to certain cash bonus payments as described above under "Executive Compensation - Employment Contracts".

The former shareholders of the Corporation have substantially similar piggyback registration rights that commenced on March 1, 1996 pursuant to the terms of the Selling Shareholders' Agreement (as defined below).

WP, Messrs. Gelfond and Wechsler, and the former shareholders of Predecessor Imax have entered into another shareholders' agreement (the "Selling Shareholders' Agreement") which includes, among other things, registration rights, tag along rights and drag along rights.

appointment of auditors

At the Meeting, the shareholders will be asked to approve, by ordinary resolution, the appointment of PricewaterhouseCoopers, Chartered Accountants, as auditors of the Corporation to hold office until the close of the next annual meeting of shareholders at a remuneration to be fixed by the Board of Directors. In the absence of any instruction on the accompanying form of proxy, it is the intention of the persons named by management in the form of proxy to vote the common shares represented by the form of proxy in favour of the resolution.

amendments to stock option plan

SUMMARY OF PLAN

The purposes of the Stock Option Plan of the Corporation (the "Plan") are to attract, retain and motivate directors, officers, key employees and consultants of the Corporation and its subsidiaries and to provide such persons with incentives and awards for superior performance. The Plan is subject to the policies of The Toronto Stock Exchange (the "TSE") respecting stock options or other share issuances which are used as incentives or compensation mechanisms for employees, directors and other persons who provide on-going services for listed companies.

Under the Plan, options may be granted to employees and consultants to the Corporation and any of its subsidiaries as well as to directors of the Corporation who are not also employees of it as well as persons who have agreed to commence serving in any such capacity within 90 days of the date of grant of an option. Options are granted at the fair market value of the common shares at the time of grant of the options. Options may be for terms of not more than 10 years and may not be assigned.

As of April 30, 1999, there were 3,252,800 common shares which are subject to outstanding options granted pursuant to the Plan including the 166,667 options granted on August 26, 1999 to each of Messrs. Wechsler and Gelfond (which are subject to regulatory and shareholder approval). The remaining term of these options is from 5 to 10 years and the exercise price under them ranges from $5.00 to $36.89.

BACKGROUND TO AMENDMENTS TO THE PLAN

The compensation policy of the Corporation is designed to provide a fair and competitive pay package and an appropriate relationship between an executive's compensation, the executive's performance, and the Corporation's performance. The Corporation's executive compensation program has three principal components: base salary, annual variable incentive compensation and stock options. As a result of the implementation of this program, the number of stock options available for grant under the Plan has been reducing and, as a result of the recent renewal of the employment agreements of the Co-Chief Executive Officers, Bradley J. Wechsler and Richard L. Gelfond, has been depleted. The amendments proposed for approval by the shareholders are designed to provide the Corporation with the ability to continue implementing its compensation program, as well as to provide greater flexibility in administering the Plan than the Plan currently allows.

One of the amendments proposed to the Plan is to increase the number of options available to be granted under the Plan in order to satisfy the proposed option grants to each of Messrs. Wechsler and Gelfond as well as to make available additional options for grants to other participants under the Plan as appropriate from time to time. Of the 378,000 options granted on August 26, 1998 to each of Messrs. Wechsler and Gelfond, 166,667 options (which vested on January 1, 1999) are subject to regulatory and shareholder approval as they were in excess of the number of options available for grants under the Plan. In addition, the Corporation agreed to grant each of Messrs. Wechsler and Gelfond a further 400,000 options on January 1, 2000, which grants are subject to regulatory and shareholder approval as the number of options available for such grants under the Plan is insufficient. No other options have been granted and no other commitments have been made to grant additional options subject to regulatory and shareholder approval.

In addition to amendments to deal with these developments, certain other amendments of a more technical nature are proposed in light of the experience of the Corporation under the Plan and proposed new regulations made pursuant to the Ontario Securities Act relating to stock option plans. An additional amendment is proposed to delete a provision which imposed an obligations on Participants who may have materially breached a restrictive covenant in their employment agreements to pay to the Corporation any profit realized by them in connection with the exercise of their options.

On May 3, 1999, the Board of Directors of the Corporation approved amendments to the Plan, subject to the approval of the shareholders of the Corporation and regulatory approval. At the Meeting, shareholders will be asked to approve, by ordinary resolution, the resolution set out in Schedule "A" to this management proxy circular. This resolution would confirm the amendments to the Plan approved by the Board of Directors to:

1. amend the definition of "Participant" under the Plan so that employees or consultants to subsidiary corporations as well as to other forms of entities controlled by the Corporation are eligible for grants of options. In addition, it is proposed that any corporation, partnership, retirement savings plan or retirement income fund of, or any trustee, custodian or administrator acting on behalf of any person otherwise eligible to receive a grant of options under the Plan should itself be eligible to receive such a grant;

2. increase the number of common shares which may be issued upon exercise of options under the Plan from the 4,210,836 common shares currently available to 7,710,836 common shares and thereby to approve the grants of options to each of Messrs. Wechsler and Gelfond referred to above;

3. give the authority to the Board or the committee of the Board which administers the Plan to extend the period of time after the termination of a Participant's employment, consulting arrangement or term of office with the Corporation or one of its subsidiaries during which that Participant may exercise options previously granted;

4. delete the requirement of the Plan requiring any Participant who has materially breached any restrictive covenant contained in any employment agreement with the Corporation to pay to the Corporation any profits realized by such Participant with respect to any previous option exercises; and

5. permit the Committee to delegate the granting of options provided that any options granted under such delegated authority be granted under the authority of the Committee.

AMENDMENTS TO OUTSTANDING OPTIONS

In approving the amendments to the Plan, the Board of Directors also approved the amendment of all outstanding options granted under the Plan to accord with the Plan as amended, provided that the shareholders approve those amendments. The other terms and conditions of outstanding options, including vesting, exercise price and term remain unchanged.

SHAREHOLDER APPROVAL

If approved by the holders of the common shares, the ordinary resolution will approve the amendment of the Plan as set forth above and the amendment of all outstanding options in accordance with such amendment. In the absence of any instructions on the accompanying form of proxy, it is the intention of the persons named by management in the form of proxy to vote the shares represented by the form of proxy in favour of the ordinary resolution. The policies of the TSE require that any material amendment to an option held by a participant who is an insider of the Corporation be approved by a majority of the votes cast at the Special Meeting by holders of common shares other than shares held by such participants or their associates (the "Disinterested Majority"). To the knowledge of the Corporation, the number of votes to be excluded in determining the Disinterested Majority is approximately 1,350,000 votes. If the ordinary resolution is not approved by the Disinterested Majority, the amendment to the Plan and to the outstanding options will not be effective.

amendments to articles and by-laws

BACKGROUND TO PROPOSED AMENDMENTS

As noted above under "Standstill Agreement", "Shareholders' Agreement" and "Registration Rights Agreement", the Corporation, WP and each of Messrs. Wechsler and Gelfond have entered into the Amended and Restated Standstill Agreement, the Second Amended and Restated Shareholders' Agreement and the Registration Rights Agreement. These agreements replace the amended and restated shareholders' agreement and standstill agreement entered into by the parties on June 16, 1994 and, are intended to regulate the relations of the Corporation, WP and each of Messrs. Wechsler and Gelfond in a manner considered appropriate to the maturity of the Corporation as a public company.

SUMMARY OF PROPOSED AMENDMENTS

The amendments proposed to the Articles and By-laws of the Corporation would end the CEO Advisors, effective upon the election or appointment of the WP Employee Designees as directors of the Corporation. If the directors nominated in this Circular are elected, the amendments would become effective immediately thereafter. In addition, the amendments proposed to the By-laws would create the position of Non-Executive Chairman of the Corporation and would provide that the date, time and agenda of meetings of directors and shareholders of the Corporation (other than regular quarterly directors, and annual shareholders meetings) would have been approved by the Non-Executive Chairman and at least one of the Co-Chief Executive Officers. In addition, subject to applicable regulatory requirements, the amendments provide that the Non-Executive Chairman and at least one of the Co-Chief Executive Officers will have proposed the composition of each committee of the Board.


SHAREHOLDER APPROVAL

The amendment to the Articles requires the approval of shareholders by special resolution. The amendment to the By-laws requires the approval of shareholders by ordinary resolution. If approved by the holders of the common shares, the amendments to the Articles and the By-laws will only be effective upon the election or appointment of the WP Employee Designees as directors of the Corporation. Until that time, the existing provisions of the Articles and By-laws will continue in effect. If the directors nominated in this Circular are elected, the amendments would become effective immediately thereafter. In the absence of any instructions on the accompanying form of proxy, it is the intention of the persons named by management in the form of proxy to vote the shares represented by the form of proxy in favour of each of the special and the ordinary resolution.


The contents and the sending of this management proxy circular and proxy statement have been approved by the Board of Directors.

DATED at Mississauga, Ontario, May 5, 1999.


                                        /s/ G. MARY RUBY

                                        G. MARY RUBY
                                        Vice President,
                                        Legal Affairs
                                        and Corporate Secretary

                                 Schedule "A"

          RESOLVED that the Stock Option Plan of the Corporation be amended to:

1. amend the definition of "Participant" under the Plan so that (a) employees or consultants to subsidiary corporations as well as to other forms of entities controlled by the Corporation are eligible for grants of options and (b) any corporation, partnership, retirement savings plan or retirement income fund of, or any trustee, custodian or administrator acting on behalf of any person otherwise eligible to receive a grant of options under the Plan will itself be eligible to receive such a grant;

2. increase the maximum number of common shares which may be issued upon exercise of options under the Plan to 7,710,836 and thereby to ratify the grants of 166,667 options to each of Messrs. Wechsler and Gelfond made on August 25, 1999;

3. give the authority to the Board of Directors of the Corporation or any Committee of the Board which administers the Plan to extend the period of time after the termination of a Participant's employment, consulting arrangement or term of office with the Corporation or one of its subsidiaries during which that Participant may exercise options previously granted;

4. delete the requirement of the Plan requiring any Participant who has materially breached any restrictive covenant contained in any employment agreement with the Corporation to pay to the Corporation any profits realized by such Participant with respect to any previous option exercises; and

5. permit the Board of Directors of the Corporation or any Committee of the Board which administers the Plan to delegate the granting of options provided that any options granted under such delegated authority be granted under the authority of the Board of Directors or the Committee.

                                 Schedule " B"

          RESOLVED that effective upon the election or appointment of the WP Employee Designees (as such term is defined in the Standstill Agreement, described in the Management Proxy Circular to which this resolution is attached) to the Board of Directors of the Corporation, the Articles of Incorporation of the Corporation be amended by deleting Schedule 2 thereof and replacing that schedule with the following:

                                  "SCHEDULE 2

1. The number of directors of the Corporation at anytime shall be such number within the minimum and maximum number of directors set forth in the articles of the Corporation as is determined from time to time by resolution of the directors in light of the Corporation's contractual obligations in effect from time to time.

2. Subject to the Act and Corporation's contractual obligations then in effect, the directors may fill any vacancies among the directors, whether arising due to an increase in the number of directors within the minimum and maximum number of directors set forth in the articles of the Corporation or otherwise.

3. The directors shall be divided into three classes, with one-third of the directors to be elected for a term of one year, one-third for a term of two years and one-third for a term of three years, so that the term of office of one-third of the directors shall expire each year. At each election of directors after the effective date hereof to elect directors whose terms have expired, directors shall be elected for a term of three years. In any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors in such a manner as will maintain or attain, to the extent possible, an equal number of directors in each class of directors. If such equality is not possible, the increase or decrease shall be apportioned among the classes of directors in such a manner that the difference in the number of directors in any two classes shall not exceed one.

4. If at any time or from time to time any single shareholder, together with each "affiliate" "controlled" by that shareholder (as such terms are defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (United States) (the "Exchange Act") or any group of which they are members, "beneficially owns" (as such term is defined pursuant to Section 13(d) of the Exchange Act) not less than twelve and one-half per cent (12.5%) of the common shares issued and outstanding at that time, then for as long as that condition continues, in order for any resolution of the directors on any of the following matters to be approved by the directors, such resolution must be approved by a seventy-five per cent (75%) majority of the directors then in office:

          a. Hiring or terminating the employment of the chief executive officer or any co-chief executive officer of the Corporation;

          b. Issuing any shares of capital stock for a purchase price, or incurring indebtedness, in an amount of US$25 million or more;

          c. Disposing of any material single asset, or all or substantially all of the assets of the Corporation or approving the sale or merger of the Corporation;

          d. Acquiring a substantial interest in any other entity or entering into any major strategic alliance; and

          e. Entering into or changing the terms of any agreement or transaction with Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN Inc., Richard L. Gelfond or Bradley J. Wechsler (other than agreements in the ordinary course of business, such as employment agreements)."

                                  Schedule "C"



  RESOLVED that effective upon the election or appointment of the WP Employee Designees (as such term is defined in the Standstill Agreement, described in the Management Proxy Circular to which this resolution is attached) to the Board of Directors of the Corporation, By-Law No. 1 of the Corporation be repealed and replaced with the following:

                                  BY-LAW NO. 1

A by-law regulating generally the transaction of the business and affairs of Imax Corporation.



                                   Section 1

                                INTERPRETATION

1.1 Definitions. In this by-law, which may be cited as the General By-law, unless the context otherwise requires:

     "Act" means the Canada Business Corporations Act, R.S.C. 1985, C. 44 and any statute that may be substituted therefor, as from time to time amended;

     "Articles" includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival of the Corporation;

     "Board" means the Board of Directors of the Corporation;

     "Corporation" means Imax Corporation;

     "meeting of shareholders" means any meeting of shareholders including an annual meeting and a special meeting;

     "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

     "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are two or more; and in the case of a director, officer or auditor, his latest address as recorded in the records of the Corporation.

1.2 Construction. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, executors, administrators, legal representatives, and unincorporated organizations and any number or aggregate of persons.

                                   Section 2

                           MEETINGS OF SHAREHOLDERS

2.1 Meetings of Shareholders. The annual meeting of shareholders shall be held in each year on a date to be determined by the Board. The Board, one of the Co-Chairmen or the Chairman if there is only one, a Vice-Chairman, one of the Co-Chief Executive Officers, or the Chief Executive Officer if there is only one, may call a special meeting of shareholders, at any time, provided however, that the Non-Executive Chairman and one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one shall have approved the date, time and agenda for such meeting.

2.2 Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers who is present at the meeting: one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one, one of the Co-Chairmen or the Chairman if there is only one, a Vice-Chairman or a Vice-President who is a director of the Corporation. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to act as chairman. The secretary of any meeting of shareholders shall be the Secretary of the Corporation. If the Secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chairman may appoint one or more persons who need not be shareholders to act as scrutineers at the meeting.

2.3 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles to be present. Any other person may be admitted with the consent of the meeting or of the chairman of the meeting.

2.4 Quorum. Except as otherwise provided in the Articles, a quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder and together holding or representing by proxy not less than 33-1/3% of the outstanding shares of the Corporation entitled to be voted at the meeting.


                                   Section 3

                                   DIRECTORS

3.1 Number of Directors; Filling Vacancies. Subject to the Act and the Articles and the contractual obligations of the Corporation then in effect, the number of directors of the Corporation may be fixed from time to time by resolution of the Board, and any vacancies on the Board, whether arising due to an increase in the number of directors or otherwise, may be filled by the Board.

3.2 Term of Office. Subject to Section 3.3 hereof, each director shall be elected for a term as provided in the Articles.

3.3 Qualification of Directors. In addition to the disqualifications provided for in the Act, a director who is a salaried officer of the Corporation other than any of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one, any of the Co-Chairmen or the Chairman if there is only one, or a Vice-Chairman, shall cease to hold office as a director when he ceases to be a salaried officer of the Corporation.

3.4 Quorum. A majority of the directors holding office at any particular time shall constitute a quorum of the Board.

3.5 Meeting Following Annual Meeting. The Board shall meet without notice as soon as practicable after each annual meeting of shareholders to transact such business as may come before the meeting and to appoint by election:

          (1)  the Non-Executive Chairman;
          (2)  the Chairman or one or more Co-Chairmen;
          (3)  one or more Vice-Chairmen;
          (4) the Chief Executive Officer or one or more Co-Chief Executive Officers;
          (5)  the Secretary;
          (6)  one or more Vice-Presidents; and
          (7)  such other officers as the Board chooses to appoint.

     Each of the officers appointed by the Board, whether at the meeting of the Board after the annual meeting of shareholders or at any other meeting shall perform such duties and have such powers as are customarily performed and held by such officers, subject to any limitations or specific duties required to be performed or specific powers bestowed by the Board from time to time.

3.6 Other Meetings of the Board. Meetings of the board shall be held from time to time at a date, time and place determined by a Co-Chairman, the Chairman if there is only one, a Vice-Chairman or a majority of the directors, provided however, that other than for regular quarterly meetings of the board and the meeting following the annual meeting of shareholders, the Non-Executive Chairman and one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one shall have approved the date, time and agenda for such meeting.

3.7 Notice of Meeting. Notice of the time and place of each meeting of the Board requiring notice shall be given to each director not less than two days (excluding non-business days) before the date on which the meeting is to be held.

3.8 Chairman. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers who is present at the meeting: one of the Co-Chairmen or the Chairman if there is only one, one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one, a Vice-Chairman or a Vice-President who is a director of the Corporation. If no such officer is present, the directors present shall choose one of their number to act as chairman.

3.9 Votes to Govern. Subject to the Articles, this by-law and the Corporation's contractual obligations then in effect, at all meetings of the Board, every question shall be decided by a majority of the votes cast. The chairman of any meeting may vote as a director and, in the event of an equality of votes, the chairman shall not be entitled to a second or casting vote.

3.10 Remuneration. No director who is a salaried officer of the Corporation shall be entitled to any remuneration for the performance of his duties as a director. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

3.11 Interest of Directors and Officers Generally in Contracts. No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.


                                   Section 4

                                  COMMITTEES

4.1 Committees. The Board shall, in light of the Corporation's contractual obligations in effect from time to time, appoint annually members of an Audit Committee, a Compensation Committee and a Nominating Committee and such additional committees as it deems necessary and, subject to the Act, delegate to the committees such powers of the Board and assign to the committees such duties, as the Board considers appropriate.

4.2 Composition of Committees. To the extent required by regulatory requirements applicable to the Corporation, at least a majority of the members of the Audit and Compensation Committees shall be directors who are independent directors for the purposes of such regulatory requirements applicable to the Corporation. Subject to the foregoing, the composition of each committee shall have been proposed to the Board by the Non-Executive Chairman and one of the Co-Chief Executive Officers or the Chief Executive Officer if there is only one.

4.3 Operation of Committees. In the case of each committee, a majority of members holding office at any particular time shall constitute a quorum for the transaction of business at that time. The Board shall appoint a chairman of each committee. Each committee shall meet at the call of its chairman, on not less than two days (excluding non-business days) notice to each member of the committee prior to the date on which the meeting is to be held. All acts or proceedings of any committee shall be reported to the Board at or before the next meeting thereof.

                                   Section 5

                          THE TRANSACTION OF BUSINESS

5.1 Execution of Instruments. Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any two officers or directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

5.2 Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.


                                   Section 6

                                   DIVIDENDS

6.1 Dividends. The Board may from time to time declare dividends payable to shareholders according to their respective rights.

6.2 Dividend Payment. A dividend payable in money may be paid by cheque drawn on the Corporation's bankers, or one of them, to the order of each registered holder of shares of a class or series in respect of which the dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at his recorded address. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The Corporation may pay a dividend by cheque to a registered holder or to joint holders other than in the manner herein set out, if the registered holder or joint holders so request.

6.3 Idem. The Corporation may, when so directed by a registered holder of a share in respect of which a dividend in money has been declared, pay the dividend in the manner so directed.

6.4 Non-receipt or Loss of Dividend Cheques. In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of entitlement as the Board or the Vice-President in charge of finance may from time to time prescribe, whether generally or in a particular case.

                                   Section 7

                     PROTECTION OF DIRECTORS AND OFFICERS

7.1 Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act.

7.2 Indemnity of Others. Except as otherwise required by the Act and subject to paragraph 7.1, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

7.3 Right of Indemnity Not Exclusive. The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

7.4 No Liability of Directors or Officers for Certain Matters. To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.


                                   Section 8

                                 MISCELLANEOUS

8.1 Omissions and Errors. The accidental omission to give any notice to any shareholder, officer or auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting to which the notice related.

8.2 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register.

8.3 Waiver of Notice. A shareholder, proxyholder, director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default or defect in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

8.4 Invalidity of any Provisions of this By-law. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.


                                Section 9

                                REPEAL

9.1 Repeal. By-law No. 1 of the Corporation adopted and confirmed by the shareholders of the Corporation on March 1, 1994 is repealed on the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law of the Corporation or its predecessors or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to such by-law prior to its repeal. All officers and persons acting under the by-law so repealed shall continue to act as if appointed by the directors under the provisions of this by-law or the Act until their successors are appointed.

Imax Corporation
2525 Speakman Drive
Mississauga, Ontario L5K 1B1

LOGO

FORM OF PROXY

The undersigned common shareholder of Imax Corporation (the "Corporation") hereby appoints Bradley J. Wechsler, failing whom, Richard L. Gelfond, failing whom, John M. Davison, failing whom, G. Mary Ruby, or instead of the foregoing___________________ as the proxyholder of the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on June 7, 1999, and at any adjournments thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with the authority to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the notice of the Meeting and with respect to other matters which may properly come before the Meeting. This proxy is solicited by and on behalf of the management of the Corporation.

The said proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

(1) VOTE    [ ]               WITHHOLD FROM VOTING    [ ]

     In respect of the election of the nominees for directors of the Corporation as a group listed in the Management Proxy Circular and Proxy Statement.

(2) VOTE    [ ]               WITHHOLD FROM VOTING    [ ]

     In respect of the appointment of PricewaterhouseCoopers as auditors of the Corporation and authorizing the directors to fix their compensation.

(3) VOTE FOR    [ ]               AGAINST    [ ]

     The ordinary resolution set forth in Schedule "A" to the Management Information Circular and Proxy Statement to approve certain amendments to the Corporation's Stock Option Plan, and thereby to approve the grant of certain options to each of Messrs. Wechsler and Gelfond.

(4) VOTE FOR   [ ]               AGAINST    [ ]

     The special resolution set forth in Schedule "B" to the Management Information Circular and Proxy Statement to approve certain amendments to the Articles of Incorporation of the Corporation.

(5) VOTE FOR   [ ]               AGAINST    [ ]

     The ordinary resolution set forth in Schedule "C" to the Management Information Circular and Proxy Statement to approve certain amendments to the By-laws of the Corporation.

Date: ___________, 1999

________________________________________________________________________________
(Print name of Registered Holder of Common Shares)

________________________________________________________________________________
(Signature of Registered Holder or Authorized Signatory)


Notes:

(1) You have the right to appoint a person other than the management nominees to attend and act for you at the Meeting. Such person need not be a shareholder of the Corporation. In such case, please delete the names of Messrs. Wechsler, Gelfond, Davison and Ms. Ruby as your proxy nominee and insert the name of the desired person in the blank space provided for this purpose.

(2) If the proxy is not dated in the space provided for this purpose, it will be deemed to bear the date on which it was mailed by the Corporation.

(3) To be valid, this proxy must be dated and signed by yourself, as the registered holder of common shares, or as a person named as a proxy nominee in respect of this Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or your attorney. If the registered holder or the person named in an omnibus proxy is a corporation, this proxy must be signed by an authorized officer or attorney of such corporation.

POLICY 41 CARD                   CUSIP #45245E109

In accordance with Canadian National Policy No. 41 (Shareholder Communication), beneficial shareholders may elect annually to have their name added to an issuer's supplemental mailing list in order to receive quarterly financial statements. If you are interested in receiving such statements from IMAX CORPORATION, please complete and return this form to Montreal Trust Company.

NAME:
     ----------------------------------

ADDRESS:
        --------------------------------

SIGNATURE:
          -------------------------------
I certify that I am a beneficial shareholder



                                IMAX CORPORATION

                                 MONTREAL TRUST

                        C/O STOCK & BOND TRANSFER DEPT.

                         151 FRONT STREET W., 8TH FLOOR

                                TORONTO, CANADA

                                    M5J 2N1